UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

Tempus AI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42130	47-4903308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 West Chicago Avenue, Suite 510 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 976-5448

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	TEM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 5, 2024, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Tempus AI, Inc. (the “Company”) elected to defer the settlement of approximately 4,469,400 restricted stock units (“RSUs”) held by Eric Lefkofsky, the Company’s Chief Executive Officer. The RSUs subject to deferral vested in connection with the Company’s initial public offering (“IPO”) or vest during the IPO lock-up period, which expires on December 10, 2024. The Compensation Committee deferred such settlement until the period of time commencing on January 15, 2025 and ending on or before March 15, 2025 (the “Deferred Settlement Period”). It is expected that the Company will satisfy the tax withholding and remittance obligations related to such settlements through the sale of approximately 1,915,988 shares of Class A common stock (assuming a 42% tax rate) in one or more mandatory sell-to-cover transactions during the Deferred Settlement Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempus AI, Inc.

Dated: September 6, 2024

	By:	/s/ James Rogers
James Rogers
Chief Financial Officer